Exhibit 1(a)

ALCOA INC.

150,000,000 shares of Common Stock

UNDERWRITING AGREEMENT

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

March 18, 2009

1. Introductory. (a) Alcoa Inc., a Pennsylvania corporation (the “Company”), proposes (1) to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 150,000,000 shares of its common stock, par value $1.00 per share (the “Firm Securities”) and (2) to grant the Underwriters an option to purchase, severally and not jointly, up to an additional 22,500,000 shares of its common stock, par value $1.00 per share, to cover over-allotments (the “Additional Securities” and, together with the Firm Securities, the “Securities”). The shares of the Company’s common stock, par value $1.00 per share, to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”.

(b) At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus Supplement dated March 16, 2009 and accompanying base prospectus dated March 10, 2008 (together the “Preliminary Prospectus”), as filed by the Company pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Act”), and each “free writing prospectus” (as defined pursuant to Rule 405 under the Act) identified in Schedule IIA hereto, including any final term sheet filed with the Commission pursuant to Rule 433 under the Act and attached hereto as Schedule III (the “Final Term Sheet”).

(c) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) The registration statement on Form S-3ASR (No. 333-149623), including a base prospectus relating to the Securities, has been filed with the Commission and has become effective. Such registration statement, as amended to the date of this Agreement, including any information deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness, is hereinafter referred to as the “Registration Statement”, and the base prospectus relating to the Securities, as supplemented to reflect the final terms of the Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, is hereinafter referred to as the “Prospectus”. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the most recent effective date of the Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

(b) On its effective date and on the Closing Date and any Option Closing Date (each as defined below), the Registration Statement conformed, and will conform, in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and as of its date and on the Closing Date and any Option Closing Date, the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(c) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date and any Option Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(d) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed in Schedule IIA or IIB hereto, (v) any electronic roadshow or other written communications, in each case, approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date and any Option Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(e) Status under the Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 457 under the Act.

(f) The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

3. Purchase, Offering and Delivery. (a) (i) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price of $5.079375 per share (the “Purchase Price”).

(ii) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the aggregate number of Additional Securities set forth in Schedule I hereto at the Purchase Price to cover any over-allotments in the sale of the Firm Securities by the Underwriters. The Representatives may exercise this option on behalf of the Underwriters in whole or from time in part by giving notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Securities to be purchased, severally and not jointly, by the Underwriters and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business date after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than 10 business days after the date of such notice. On each day, if any, that Additional Securities are to be purchased (each, an “Option Closing Date”), each Underwriter agrees to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional securities as the Representatives determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth opposite such Underwriter’s name on Schedule I hereto bears to the total number of Firm Securities.

(b) The Representatives have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Representatives is advisable. The Representatives have further advised the Company that the Securities are to be initially offered to the public at $5.25 per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.095 a share under the Public Offering Price. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) (i) Payment for the Firm Securities (and the Additional Securities, if the option provided for in Section 3(a)(ii) hereof shall be exercised on or before the third business day immediately preceding the Closing Date) shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities and Additional Securities, if applicable, for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 24, 2009, or at such other time on the same or such other date, not later than March 30, 2009, as shall be designated in writing by the Representatives. The time and date of such payment and delivery are herein referred to as the “Closing Date”).

(ii) If the option provided for in Section 3(a)(ii) hereof is exercised after the third business day immediately preceding the Closing Date, payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice delivered pursuant to Section or at such other time on the same or on such other date, not later than May 1, 2009, as shall be designated in writing by the

Representatives. If an Option Closing Date occurs after the Closing Date, the Company will deliver to the Representatives on each such Option Closing Date, and the obligation of the Underwriters to purchase Additional Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming the opinions, certificates and letters delivered on the Closing Date pursuant to Section 5 hereof.

4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that in connection with the offering of the Securities:

(a) The Company will file any Issuer Free Writing Prospectus (including the Final Term Sheet) to the extent required by Rule 433 under the Act and will file the Preliminary Prospectus and the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the time required by such rules.

(b) Prior to the Closing Date, the Company will advise the Representatives promptly of any proposal to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus or to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed Issuer Free Writing Prospectus or amendment or supplement and the Company will also advise the Representatives promptly of any use, authorization, approval, reference to or filing of any Issuer Free Writing Prospectus, the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings or any proceedings pursuant to Section 8A of the Act in respect of the Registration Statement or of any parts thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) (1) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, or required to be delivered but for Rule 172 under the Act (the “Prospectus Delivery Period”), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and (2) if at any time prior to the Closing Date or any Option Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(d) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its security-holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any prospectus, any related preliminary prospectus supplement, any related Issuer Free Writing Prospectus, any Time of Sale Information, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

(f) The Company will arrange for the qualification of the Securities and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g) The Company will cause the Securities to be duly authorized for listing by the New York Stock Exchange on or prior to the Closing Date.

(h) During the period of five years after the date of this Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, unless they are otherwise available on the Commission’s EDGAR system, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

(i) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for the filing fee, if any, of the Financial Industry Regulatory Authority relating to the Securities and for expenses incurred in distributing the Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus and any Time of Sale Information and any preliminary prospectus supplements to Underwriters.

(j) The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in this paragraph shall not apply to (A) the Securities to be sold hereunder, (B) the 5.25% Convertible Notes due 2014 (the “Convertible Notes”) being offered by the Company concurrently with the Securities (C) the issuance by the Company of (i) any shares of Common Stock initially issuable upon conversion of the Convertible Notes or (ii) shares of Common Stock upon the exercise of an option or warrant or the conversion of any security outstanding on the date hereof of which the Representatives have been advised in writing or (D) the filing of a registration statement on Form S-8 in respect of securities to be issued pursuant to any benefit plan approved by the stockholders of the Company at its 2009 annual meeting and described in the proxy statement relating to such meeting or the granting of awards under any such plan or any other plan in effect on the date hereof and described in the Time of Sale Information.

(k) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated as of the date of this Agreement, of PricewaterhouseCoopers LLP, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

(i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the Preliminary Prospectus and any Free Writing Prospectus listed in Schedule II hereto, as amended at the date of such letter, comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations;

(ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five business days prior to the Closing Date, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and consolidated subsidiaries or, at the date of the latest available financial information read by such accountants, there was any change in the capital stock or increase in the short-term indebtedness or long-term debt of, the Company and consolidated subsidiaries, as compared with amounts shown on the latest balance sheet included in the Registration Statement and the Preliminary Prospectus; or

(B) for the period from the date of the latest financial statements included in the Registration Statement and the Preliminary Prospectus to the closing date of the latest available income statement of the Company read by such accountants there were any decreases, as compared with the corresponding amount in the corresponding period of the previous year, in consolidated sales and operating revenues, income from operations, income before extraordinary gains (losses) or income of the Company and consolidated subsidiaries, except in all cases set forth in clause (A) above and this clause (B) for changes, increases or decreases which the Registration Statement and the Preliminary Prospectus discloses have occurred or may occur or which are described in such letter; and

(iii) they have compared certain agreed dollar or tonnage amounts (or percentages derived from such dollar or tonnage amounts) and other financial information contained in the Registration Statement, the Preliminary Prospectus and any Free Writing Prospectus listed in Schedule IIA hereto (in each case to the extent that such dollar or tonnage amounts, percentages and other financial information are derived from the general accounting records of the Company and consolidated subsidiaries which are subject to the internal controls of the accounting systems of the Company and consolidated subsidiaries, or may be derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar or tonnage amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Registration Statement and the Preliminary Prospectus shall be deemed included in such the Registration Statement and the Preliminary Prospectus for purposes of this subsection.

(b) The Prospectus and each Issuer Free Writing Prospectus (if required by Rule 433 under the Act) shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any parts thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) Subsequent to the earlier of (A) the Time of Sale and (B) the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting particularly the business or properties of the Company, or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or the setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

(d) The Representatives shall have received an opinion or opinions, dated the Closing Date, of the General Counsel, an Assistant General Counsel or a Counsel of the Company to the effect that:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; it is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the nature of its business or property requires such qualification and in which failure to so qualify, in any individual jurisdiction or in the aggregate, would have a material adverse effect on its financial condition;

(ii) The Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Time of Sale Information and the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Securities;

(iii) Neither the execution or delivery by the Company of this Agreement, nor the consummation by the Company of the transactions therein or herein contemplated, nor the fulfillment by the Company of the terms, conditions or provisions thereof or hereof has or will (A) conflict with, violate or result in a breach of any law, administrative regulation or court decree applicable to the Company or (B) conflict with, or result in a breach of, any of the terms, conditions or provisions of the articles of incorporation or by-laws of the Company or any agreement or instrument, known to such counsel, to which the Company is a party or by which any of its properties or assets is bound, or constitute a default thereunder;

(vi) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of such Registration

Statement or any parts thereof has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of each effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that the Registration Statement, as of its most recent effective date, or the Prospectus, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement, the Time of Sale Information and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus or Time of Sale Information which are not described as required, nor of any contracts or documents of a character required to be described in any of the Registration Statement, the Time of Sale Information or Prospectus or to be filed as exhibits to such Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the Time of Sale Information or the Prospectus;

(vii) The Securities conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus;

(viii) This Agreement has been duly authorized, executed and delivered by the Company; and

(ix) The sale of the Securities to the Underwriters pursuant to the terms of this Agreement is not subject to the provisions of the Public Utility Holding Company Act of 1935 and no approval, authorization or consent of any regulatory body in the United States of America is legally required in connection with the transactions herein or therein contemplated except such as have been obtained under the Act and as may be required under the state securities or Blue Sky laws.

(e) The Representatives shall have received an opinion or opinions, dated the Closing Date, from K&L Gates LLP, special counsel for the Company, to the effect that:

(i) The Company is not, and after giving effect to the offering and sale of Securities and the Convertible Notes being offered concurrently with the Securities and the application of the use of proceeds therefrom as described in the Time of Sale Information and the Prospectus will not be required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(ii) the statements relating to legal matters included in the Prospectus under the caption “Certain United States Federal Income Tax Considerations” fairly summarizes in all material respects such legal matters.

(f) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Information, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation of the Company and all other matters governed by Pennsylvania law, upon the opinion referred to in subsection (d) of this Section.

(g) The Representatives shall have received a certificate, dated the Closing Date, of the Chairman of the Board, President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any parts thereof has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries considered in the aggregate, except as set forth in or contemplated by the Time of Sale Information and the Prospectus.

(h) The Representatives shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP, which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and covers any additional financial information included in the Prospectus (which is not covered by their letter delivered pursuant to subsection (a) of this Section).

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company listed on Schedule IV hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on the Closing Date.

(j) The Securities shall be listed, and admitted and authorized for trading, on the New York Stock Exchange, subject to notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents they reasonably request.

6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that actual conflicts of interest exist between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there are legal defenses relating to a material aspect of such action available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to control, and otherwise participate in, the defense of such action and the indemnifying party will reimburse any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending such action as such expenses are incurred.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. Each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other equitable considerations appropriate under the circumstances. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the second sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed any of the Registration Statements or any parts thereof and to each person, if any, who controls the Company within the meaning of the Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under this Agreement on the Closing Date or any Option Closing Date and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of the Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date or the applicable Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of the Securities with respect to which such default or defaults occur exceeds 10% of the total number of the Securities to be purchased on such date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. In all other cases, unless otherwise specified in this Agreement, if any Underwriter or Underwriters default in their obligations to purchase Securities under the terms of this Agreement and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriters under this Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect.

9. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that is not an “issuer free writing prospectus as defined in Rule 433 under the Act that contains only preliminary terms of the Securities and offering or information permitted by Rule 134 under the Act, (ii) the Final Term Sheet or any Issuer Free Writing Prospectus prepared pursuant to Section 4(c) above (including any electronic road show) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet, substantially in the form of the Final Term Sheet attached in Schedule III hereto, without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(c) It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Act.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to the Representatives at: Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036 (Attn: Equity Capital Markets Syndicate Desk), facsimile number (212) 761-0316 and Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, NY 10010 (Attn: Peter Matt), facsimile number (212) 743-1207 or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at Alcoa Corporate Center, 201 Isabella Street, Pittsburgh, Pennsylvania 15212-5858, Attention: Treasurer.

11. Successors. This Agreement will inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

12. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[signature page follows]

Very truly yours,

ALCOA INC.

By:	/s/ Peter Hong
	Name:	Peter Hong
	Title:	Vice President and Treasurer

Accepted as of the date first written above.

Morgan Stanley & Co. Incorporated

Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and

the several Underwriters named in Schedule I

hereto.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ David Hammond
	Name:	David Hammond
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Peter R. Matt
	Name:	Peter R. Matt
	Title:	Managing Director

[signature page to Common Stock Underwriting Agreement]

Schedule I

Underwriters	Number of Firm Securities to be Purchased	Maximum number of Additional Securities to be Purchased if Over- allotment Option is Exercised
Morgan Stanley & Co. Incorporated	59,505,000	8,925,750
Credit Suisse Securities (USA) LLC	59,505,000	8,925,750
Barclays Capital Inc.	8,670,000	1,300,500
Citigroup Global Markets Inc.	8,670,000	1,300,500
BMO Capital Markets Corp.	4,965,000	744,750
BNY Mellon Capital Markets, LLC	2,895,000	434,250
Mitsubishi UFJ Securities (USA), Inc.	2,895,000	434,250
Goldman, Sachs & Co.	2,895,000	434,250

Total	150,000,000	22,500,000

Schedule II

Issuer Free Writing Prospectuses

A. Free writing prospectus filed with the Commission on March 19, 2009, substantially in the form of Schedule III.

B. Other Free Writing Prospectuses

1.	Announcement Press Release

Schedule III

Filed Pursuant to Rule 433

Registration Statement No. 333-149623

Pricing Term Sheet

Alcoa Inc.

[                    ] Shares of Common Stock, Par Value $1.00 Per Share

This term sheet to the preliminary prospectus supplement dated March [    ], 2009 should be read together with the preliminary prospectus supplement before making a decision in connection with an investment in the securities. The information in this term sheet supersedes the information contained in the preliminary prospectus supplement to the extent that it is inconsistent therewith. Terms used but not defined herein have the meaning ascribed to them in the preliminary prospectus supplement.

Issuer:	Alcoa Inc.

Size:	[ ] shares ([ ] shares including over-allotment option)

Price to public:	$[ ] per share

Underwriting discount:	[ ]%

Net proceeds to issuer:	$[ ] (after deducting underwriting discounts and estimated net offering expenses) assuming no exercise of the over-allotment option

Last reported sale price (March [ ], 2009):	$[ ]

Pricing Date/Closing Date:	March [ ], 2009 / March [ ], 2009

Underwriters:	Morgan Stanley & Co. Incorporated Credit Suisse Securities (USA) LLC

Concurrent of Offering of Convertible Notes

Concurrently with this offering of common stock, pursuant to a separate prospectus supplement, we are offering $[            ] million aggregate principal amount of [            ]% convertible notes due 2014 (or $[            ] million aggregate principal amount of [            ]% convertible notes due 2014 if the underwriters exercise their over-allotment option in full) in an underwritten public offering (the “Convertible Notes Offering”). Neither the completion of this offering nor of the Convertible Notes Offering is contingent on the completion of the other. Assuming no exercise of the underwriters’ over-allotment option with respect to the Convertible Notes Offering, the net proceeds of the Convertible Notes Offering,, after deducting the underwriting discount and estimated expenses, will be approximately $[            ] million.

We have filed a registration statement (including a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement included in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, we or the underwriters will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

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Schedule IV

Persons signing Lock-Up Agreements

Alain Belda

William Christopher

Bernt Reitan

Helmut Wieser

Klaus Kleinfeld

J. Michael Schell

Charles McLane

Tony Thene

Henry Schacht

Joseph Gorman

Judith Gueron

Ratan Tata

Patricia Russo

James Owens

Franklin Thomas

Michael Morris

Kathryn Fuller

Ernesto Zedillo

E. Stanley O’Neal

Carlos Ghosn

Exhibit A

Form of Lock-up Agreement

March [—], 2009

Morgan Stanley & Co. Incorporated

Credit Suisse Securities (USA) LLC

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated and Credit Suisse Securities (USA) LLC (collectively, the “Managers”) propose to enter into an Underwriting Agreement (the “Equity Underwriting Agreement”) with Alcoa Inc., a Pennsylvania corporation (the “Company”), providing for the public offering (the “Public Equity Offering”) by the several underwriters, including the Managers (the “Equity Underwriters”), of shares (the “Shares”) of the Common Stock, par value $1.00 per share, of the Company (the “Common Stock”), and an Underwriting Agreement (the “Convertible Underwriting Agreement” and, together with the Equity Underwriting Agreement, the “Underwriting Agreements”) with the Company providing for the public offering (the “Public Convertible Offering” and, together with the Public Equity Offering, the “Public Offerings”) by the several underwriters, including the Managers (the “Convertible Underwriters” and, together with the Equity Underwriters, the “Underwriters”), of debt securities of the Company that will be convertible into shares of Common Stock.

To induce the Underwriters that may participate in the Public Offerings to continue their efforts in connection with the Public Offerings, and in recognition of the benefit that such an offering will confer upon the undersigned as a shareholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectuses (the “restricted period”) relating to the Public Offerings (the “Prospectuses”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transfers of shares of Common Stock or any security convertible into Common Stock:

(1) as a bona fide gift or gifts;

(2) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(3) by operation of law, such as rules of intestate succession or statutes governing the effects of a merger;

(4) pursuant to the exercise of any stock option or other award that would otherwise expire during the restricted period granted pursuant to any Company program, including but not limited to, any form of “cashless” exercise generally available for such grants, provided that the net resulting shares from such stock option exercise are not transferred during the restricted period; or

(5) pursuant to the use of any Common Stock or stock options as collateral for a loan, provided that the holder of such collateral executes this agreement or an agreement in substantially similar form;

provided that in the case of any transfer or distribution pursuant to clause (a), (i) each donee, transferee or distributee shall sign and deliver an agreement substantially in the form of this letter for the balance of the restricted period and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be voluntarily made during the restricted period referred to in the foregoing sentence;

(b) (1) sales of shares of Common Stock pursuant to an existing trading plan pursuant to Rule 10b5-1 under the Exchange Act or (2) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock so long as such new plan does not provide for the sale of Common Stock during the restricted period; or

(c) forfeitures, cancellations or surrenders of shares of Common Stock to the Company pursuant to any Company program, including under clawback provisions or upon termination of employment.

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In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offerings. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offerings actually occur depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the applicable Underwriters.

Very truly yours,

(Name)

(Address)

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